BENEFIT AGREEMENT

               THIS BENEFIT AGREEMENT, made and entered into as of the 22nd day of February, 1996 by and between Oceaneering International, Inc., a Delaware corporation with its principal office located in Houston, Texas (together with its successors and assigns permitted under this Agreement) (the"Company"), and John R.
          Huff, who resides at 1221 Archley, Houston, Texas 77005 (the "Executive").

                                 W I T N E S S E T H

               WHEREAS, the Executive is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and an integral part of its management; and

               WHEREAS, effective August 15, 1986, the Executive entered into an employment agreement with the Company (the "Employment Agreement"); and

               WHEREAS, the Company has determined that it would be in the best interests of the Company and its shareholders to assure itself of the continued services of the Executive by entering into this Agreement as an addendum to the Employment Agreement to provide medical benefits to the Executive and his spouse and children as set forth herein;

               NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Executive (the"Parties") agree as follows:

          1.   Definitions

               "Change in Control" shall have the same meaning as defined in the Senior Executive Severance Plan as amended effective March 17, 1989, and as thereafter may be amended.

               "Children" shall mean the natural children of the Executive as of the date of this Agreement, namely Christopher David Huff and Jonathan Travis Huff.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Disability" shall have the same meaning as defined in the long-term disability plan of the Company.

               "Spouse" shall mean the woman who is legally married to the Executive as of the date of this Agreement, namely Karen Keohane Huff.

          2.   Benefits

               During Executive's employment with the Company and thereafter, the Company shall provide the Executive, his Spouse and Children with medical benefits through a group or individual insurance plan or provide to the appropriate of the Executive, his Spouse or Children with 100% reimbursement of any expenses incurred by the Executive, his Spouse or Children that are not reimbursed by insurance or otherwise for "medical care" (as such term is defined in Section 213 of the Code) for the Executive, his Spouse, and his Children.

          3.   Certain Events

               a. In the event the Executive's employment is terminated due to death or Disability, the medical benefits described in Section 2 herein shall continue to be provided to the Executive, his Spouse and Children for each of their lives.

               b. In the event of a Change in Control of the Company, the medical benefits described in Section 2 herein shall continue to be provided to the Executive, his Spouse and Children for each of their lives.

               c. In the event the Executive's employment is terminated by the Company or the Executive terminates employment with the Company in each case after being continuously employed by the Company through August 15, 2006, the medical benefits described in Section 2 herein shall continue to be provided to the Executive, his Spouse and Children for each of their lives.

               d. If the Executive's employment with the Company is terminated by Executive voluntarily or if Executive's employment is terminated by the Company by reason of the Executive's commission of a felony related to his employment with the Company, in each case prior to a Change in Control and prior to August 15, 2006, the medical benefits provided herein shall cease.

          4.   Effect of Agreement on Other Benefits

               The existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the executive compensation, employee benefit and other plans or programs in which senior executives of the Company are eligible to participate.

          5.   Assignability; Binding Nature

               This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No obligations of the Executive under this Agreement may be assigned or transferred by the Executive.

          6.   Representation

               The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between the Company and any other person, firm or organization.

          7.   Entire Agreement

               Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof.

          8.   Amendment or Waiver

               No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized representative of the Company, as the case may be.

          9.   Severability

               In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          10.  Survivorship

               The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment, except as specified in Section 3 hereof, to the extent necessary to the intended preservation of such rights and obligations.

          11.  Governing Law/Jurisdiction

               This Agreement shall be governed by and construed and interpreted in accordance with the laws of Texas without reference to principles of conflict of laws.

          12.  Headings

               The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          13.  Counterparts

               This Agreement may be executed in two or more counterparts.


               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                                        //S// JOHN R. HUFF
                                        John R. Huff


                                        OCEANEERING INTERNATIONAL, INC.

                                        By: //S// GEORGE R. HAUBENREICH, JR.
                                              Vice President,
                                              General Counsel and Secretary